SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:     September 30, 2004

(Date of earliest event reported)

CIPRICO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-11336	41-1749708
(Commission File No.)	(IRS Employer Identification No.)

17400 Medina Road, Plymouth, MN 55447

(Address of Principal Executive Offices)(Zip Code)

(763) 551-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

See Item 5.02

Item 5.02               Appointment of Executive Officer

Effective September 30, 2004, Ciprico Inc. (“Ciprico” or “the Company”) entered into an Employment Agreement and a Change of Control Agreement (the “Agreement”) with James W. Hansen to serve as Chief Executive Officer of the Company for an initial term of two (2) years, renewable at the option of the Board of Directors for additional terms.

Under the terms of the Agreement, Mr. Hansen is entitled to a minimum monthly base salary of $11,500 per month for the first twelve (12) months and $12,333 per month for the second twelve months (12) of the initial term. Mr. Hansen’s salary shall be paid in accordance with the Company’s normal payroll procedures and policies and be reviewed annually by the Board of Directors.  Mr. Hansen shall be eligible to participate in the Company’s short-term and long-term management bonuses programs as defined by management and approved by the Board.

In addition, the Company will pay The Hansen Company, an affiliate of Mr. Hansen, $1,000 per month for the first twelve (12) months of the initial term and $1,250 per month for the second twelve (12) months of the initial term for strategic planning services.

Mr. Hansen shall be granted an option to purchase 50,000 shares of the Company’s common stock at an exercise price equal to 125% of the closing sale price for such common stock on the day of issuance under the Qualified Stock Option Plan.  The option will be vested at the rate of 25% per year and will expire five (5) years following the date of grant.  In addition, if Mr. Hansen has not purchased at least 50,000 shares of Company’s common stock in the open market by December 31, 2004, the Company agrees, at Mr. Hansen’s sole discretion, to sell to  Mr. Hansen the number of shares equal to the difference of 50,000 and the number of shares he purchased in the open market.  The purchase of such shares from the Company will be at a price equal to the closing sale price of Company’s common stock on the date of such purchase.

The Agreement also includes a provision that in the event Mr. Hansen’s employment is terminated without good cause or he should voluntarily terminate such employment with good reason within a twelve-month period following a change of control of the Company, the Agreement provides for a lump sum severance payment equal to twelve (12) months of current base salary, or the remaining amount of Mr. Hansen’s then current compensation for the initial term, whichever is greater.

Mr. Hansen has served as Interim Chief Executive Officer of the Company since March 18, 2004 and a director of the Company since April 2001.  Mr. Hansen also served as Chairman of the Board from January 2003 to March 2004.  Mr. Hansen was President, CEO and Treasurer of E.mergent Incorporated (NASDAQ: EMRT) from November 1996 and Chairman of the Board of Directors from May 1997 until the sale of the company in May 2002.  From 1979 to 1983, Mr. Hansen was a teacher and management consultant.  From 1983 to 1986 he was Vice President of Apache Corporation, a NYSE-traded oil and gas exploration company.  From 1986 to 1992 he was Senior Vice President and General Manager of the pension division of Washington Square Capital, a Reliastar Company, a NYSE-traded financial services company now known as ING Reliastar.  Since 1992 Mr. Hansen has served as an investor, director, president or vice president of several private companies in medical services and technology.  He has served as a director of three public companies and has taught in the MBA program at the University of St. Thomas since 1984.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciprico Inc.

	By	/s/ Thomas S. Wargolet
Date: October 6, 2004		Thomas S. Wargolet, Vice President Finance / Chief Financial Officer
(Principal Financial and Accounting Officer)